Exhibit 99.1
SOURAV GHOSH Chief Financial Officer (240) 744-5267	JAIME MARCUS Investor Relations (240) 744-5117 ir@hosthotels.com

Host Hotels & Resorts, Inc. Reports Results for 2022

RevPAR Exceeds 2019 for Third Consecutive Quarter

Full Year Performance Finishes at High End of Q3 Guidance

BETHESDA, MD; February 15, 2023 – Host Hotels & Resorts, Inc. (NASDAQ: HST) (the “Company”), the nation’s largest lodging real estate investment trust (“REIT”), today announced results for fourth quarter and full year 2022.

Operating Results

(unaudited, in millions, except per share and hotel statistics)

	Quarter ended December 31,		Percent Change	Percent Change	Year ended December 31,		Percent Change	Percent Change
	2022	2021	vs. Q4 2021	vs. Q4 2019⁽²⁾	2022	2021	vs. 2021	vs. 2019⁽²⁾
Revenues	$1,263	$998	26.6%	(5.3)%	$4,907	$2,890	69.8%	(10.3)%
All Owned Hotel revenues⁽¹⁾	1,267	967	31.0%	1.1%	4,944	2,912	69.8%	(1.7)%
All Owned Hotel Total RevPAR⁽¹⁾	325.88	249.28	30.7%	0.1%	320.39	189.70	68.9%	(2.7)%
All Owned Hotel RevPAR⁽¹⁾	196.82	152.91	28.7%	0.6%	196.33	120.33	63.2%	(2.8)%

Net income (loss)	$149	$323	(53.9)%		$643	$(11)	N/M
EBITDAre⁽¹⁾	364	247	47.4%		1,504	542	177.5%
Adjusted EBITDAre⁽¹⁾	364	242	50.4%		1,498	532	181.6%

Diluted earnings (loss) per common share	0.20	0.45	(55.6)%		0.88	(0.02)	N/M
NAREIT FFO per diluted share⁽¹⁾	0.44	0.26	69.2%		1.79	0.60	198.3%
Adjusted FFO per diluted share⁽¹⁾	0.44	0.29	51.7%		1.79	0.61	193.4%

* Additional detail on the Company’s results, including data for 22 domestic markets and top 40 hotels by Total RevPAR, is available in the Fourth Quarter 2022 Supplemental Financial Information on the Company’s website at www.hosthotels.com.

James F. Risoleo, President and Chief Executive Officer, said, “We ended 2022 with strong operating improvements, driven by continued rate strength across our portfolio. In the fourth quarter, our RevPAR was $197, representing a 0.6% increase over the fourth quarter of 2019. Our results this quarter were driven by rate increases of 15.6% compared to the same period in 2019, despite the macroeconomic uncertainty.”

Risoleo continued, “Over the course of the year, we continued to successfully allocate capital through acquisitions, dispositions, and reinvestment in our portfolio. We made additional progress on our three key strategic objectives, which include redefining the operating model, gaining market share through comprehensive renovations, and strategically allocating capital to development ROI projects. We reinstated and twice increased our quarterly dividend, bringing the total

(1)
NAREIT Funds From Operations (“FFO”) per diluted share, Adjusted FFO per diluted share, EBITDAre, Adjusted EBITDAre and All Owned Hotel revenues are non-GAAP (U.S. generally accepted accounting principles) financial measures within the meaning of the rules of the Securities and Exchange Commission (“SEC”). See the Notes to Financial Information on why the Company believes these supplemental measures are useful, reconciliations to the most directly comparable GAAP measure, and the limitations on the use of these supplemental measures. Additionally, All Owned Hotel results and statistics include adjustments for dispositions and acquisitions. See Hotel Operating Data for RevPAR results of the portfolio based on the Company's ownership period, without these adjustments.
(2)
Presentation includes comparisons to 2019 operating results in order to allow investors to better understand the trajectory and timing of recovery from the COVID-19 impacts on hotel operations.

N/M = Not Meaningful

HOST HOTELS & RESORTS, INC. NEWS RELEASE	February 15, 2023

dividends declared for the year to $0.53 per share. Subsequent to year end, we amended and restated our existing $2.5 billion credit facility to further enhance the strength and flexibility of our balance sheet. We are optimistic about the future of travel, and believe we are very well positioned to continue to improve the quality and EBITDA growth profile of our portfolio.”

2022 Highlights:

•
All Owned Hotel Total RevPAR was $320.39 and All Owned Hotel RevPAR was $196.33 for full year 2022, with each of the second, third and fourth quarters exceeding 2019 results in the respective quarters. Average room rates for full year 2022 exceeded 2019 by 15.3%.
•
Achieved GAAP operating profit margin of 15.8% for full year 2022, an improvement of 120 basis points compared to 2019 and All Owned Hotel EBITDA margin of 31.8% for 2022 exceeded the 2019 margin by 220 basis points.
•
Acquired the 125-room Four Seasons Resort and Residences Jackson Hole for $315 million in the fourth quarter. The luxury ski resort in Jackson Hole, Wyoming also features an additional 44 private residences, the owners of which may participate in a rental program through the resort.
•
Acquired a 49% non-controlling ownership interest in a joint venture with Noble Investment Group, a leading private hospitality asset manager, for $35 million of cash and the issuance of approximately $56 million of Host L.P. operating partnership units.
•
Disposed of four hotels for $672 million, and issued bridge loans to buyers totaling $413 million, further reducing the Company's future capital expenditure needs with regards to those properties.
•
Completed projects at four properties under the Marriott Transformational Capital Program, bringing the total completed to 14 of the 16 properties in the program. Also opened the brand-new 2.3-acre River Falls Water Park and the 60,000 square-foot meeting space expansion at the Orlando World Center Marriott, with the projects completed ahead of schedule and under budget.
•
Repaid the $683 million outstanding on the revolver portion of the Company's credit facility.
•
Reinstated and twice increased the quarterly dividend, resulting in total dividends declared in 2022 of $0.53 per common share, including a $0.20 per share special dividend.
•
Introduced the Company's 2050 vision of becoming a net positive company, in conjunction with the issuance of its 2022 Corporate Responsibility Report.

Results for Fourth Quarter 2022

•
All Owned Hotel Total RevPAR was $325.88 and All Owned Hotel RevPAR was $196.82 in the fourth quarter, a 0.1% and 0.6% increase, respectively, over the fourth quarter of 2019. Average room rates were 15.6% above fourth quarter 2019, driven by continued strong leisure demand, while also benefiting from growth in urban markets. Fourth quarter and full year operations were affected by Hurricane Ian and the resulting closure of two properties, as discussed in detail below.
•
Generated GAAP net income of $149 million in the fourth quarter and GAAP operating profit margin of 14.0%, an improvement of 160 basis points compared to the fourth quarter of 2019.
•
Achieved All Owned Hotel EBITDA of $373 million and Adjusted EBITDAre of $364 million, both of which exceeded 2019 fourth quarter results.
•
The strong improvement in rate but more normalized staffing levels led to All Owned Hotel EBITDA margin of 29.5% for the fourth quarter, exceeding the fourth quarter 2019 margin by 110 basis points. Food and beverage results benefited from continued strong contributions from group business to Banquet and Catering revenues.

Subsequent Events

•
On January 4, 2023, the Company amended and restated its $2.5 billion credit facility, extending the maturities and maintaining similar terms to the prior agreement. The amended facility reflects no increase in pricing and bears interest pursuant to a credit ratings-based grid ranging from 0.725% to 1.600% over the applicable adjusted term SOFR and adds pricing incentives linked to portfolio sustainability initiatives.
•
January Comparable hotel RevPAR is estimated to be $184.

HOST HOTELS & RESORTS, INC. NEWS RELEASE	February 15, 2023

Hurricane Ian Update

As previously discussed, Hurricane Ian caused significant damage at The Ritz-Carlton, Naples and Hyatt Regency Coconut Point Resort and Spa. The Hyatt Regency Coconut Point remained open to first responders and reopened to guests on November 7, 2022, as part of a phased reopening. The pool facilities reopening is currently in progress and targeted for completion by June 2023. The Ritz-Carlton, Naples remains closed, and the Company is targeting a phased reopening strategy beginning in summer 2023. The Company is still evaluating the complete property and business interruption impacts of the storm, but currently estimates the total property damage and remediation costs resulting from the storm to be approximately $200 million to $220 million, across all of the affected Florida properties. The Company is insured for $325 million per named windstorm, with a $15 million deductible, resulting in potential insurance recovery of approximately $310 million for covered costs. Provided planned reopening dates can be maintained, the Company believes this coverage should be sufficient to cover substantially all of the property remediation and reconstruction costs and the near-term loss of business. However, it is possible that the insurance coverage may not be sufficient to cover the entirety of the business interruption caused by the storm. As of February 15, 2023, the Company has received approximately $50 million of insurance proceeds related to these claims.

The Company estimates that Hurricane Ian negatively impacted its full year revenues by approximately $39 million, of which $33 million was in the fourth quarter, All Owned Hotel RevPAR by 60 basis points, with a 220 basis points impact in the fourth quarter, and net income and Adjusted EBITDAre by $18 million, of which $15 million was in the fourth quarter. The impact also reduced full year operating profit margin under GAAP by an estimated 20 basis points, with an 80 basis points impact in the fourth quarter, and All Owned Hotel EBITDA margin by 10 basis points, with a 40 basis points impact in the fourth quarter.

Balance Sheet

The Company maintains a robust balance sheet, with the following balances at December 31, 2022:

•
Total assets of $12.3 billion.
•
Debt balance of $4.2 billion, with an average maturity of 5.2 years, an average interest rate of 4.4%, and no significant maturities until April 2024, after taking into account the amended credit facility agreement completed January 4, 2023.
•
Total available liquidity of approximately $2.4 billion, including furniture, fixtures and equipment escrow reserves of $200 million and $1.5 billion available under the revolver portion of the credit facility.

Share Repurchase Program and Dividends

During the fourth quarter, the Company repurchased 1.7 million shares at an average price of $15.93 per share through its common share repurchase program for a total of $27 million. The Company has approximately $973 million of remaining capacity under the repurchase program, wherein the common stock may be purchased from time to time, depending upon market conditions.

The Company paid a fourth quarter cash dividend of $0.32 per share on its common stock on January 17, 2023 to stockholders of record on December 30, 2022, which included a $0.20 per share special dividend. On February 15, 2023, the Company announced a regular quarterly cash dividend of $0.12 per share on its common stock. The dividend will be paid on April 17, 2023 to stockholders of record on March 31, 2023. All future dividends, including any special dividends, are subject to approval by the Company’s Board of Directors.

Hotel Business Mix Update

The Company’s customers fall into three broad groups: transient, group and contract business, which accounted for approximately 65%, 32%, and 3% respectively, of its 2022 room sales, similar to the mix in 2019.

HOST HOTELS & RESORTS, INC. NEWS RELEASE	February 15, 2023

Leisure demand continued to contribute to improvements in the fourth quarter compared to 2019, while group maintained strong rate increases compared to the fourth quarter of 2019. The following are the results for transient, group and contract business in comparison to 2019 performance, for the Company's current portfolio:

	Quarter ended December 31, 2022			Year ended December 31, 2022
	Transient	Group	Contract	Transient	Group	Contract
Room nights (in thousands)	1,448	954	153	5,870	3,751	564
Percentage change in room nights vs. same period in 2019	(17.6)%	(7.8)%	33.8%	(16.3)%	(15.8)%	16.1%
Rooms Revenues (in millions)	$488	$247	$30	$1,967	$957	$106
Percentage change in revenues vs. same period in 2019	0.6%	1.7%	21.2%	2.8%	(10.6)%	4.7%

Capital Expenditures

The following presents the Company’s capital expenditures spend for 2022 and the forecast for 2023 (in millions):

	Year ended December 31, 2022	2023 Full Year Forecast

	Actual	Low-end of range	High-end of range
ROI - Marriott Transformational Capital Program	$88	$25	$35
All other return on investment ("ROI") projects	219	225	265
Total ROI Projects	307	250	300
Renewals and Replacements ("R&R")	185	250	300
R&R and ROI Capital expenditures	492	500	600
R&R - Insurable Reconstruction	12	100	125
Total Capital Expenditures	$504	$600	$725

The Company invested heavily in capital expenditures in the early phases of the recovery in order to minimize future disruption and believes these renovations will continue to position these hotels to capture additional revenue. The Company received $2 million of operating profit guarantees in the fourth quarter and $10 million for full year 2022 under the Marriott Transformational Capital Program. The Company expects to receive $2 million of operating guarantees in the first half of 2023. The projects at the final two properties, Marriott Marquis San Diego Marina and Washington Marriott at Metro Center, are expected to complete in the first half of 2023. Additionally, the 2023 forecast for capital expenditures includes $100 million to $125 million for hurricane restoration work.

2023 Outlook

Current macroeconomic headwinds and concerns surrounding the potential for an economic slowdown are competing with a lodging recovery. Further improvement in operations will be dependent on the ability to maintain high-rated business in resort markets, as well as the continued improvement of group, business transient and international inbound travel. There

HOST HOTELS & RESORTS, INC. NEWS RELEASE	February 15, 2023

is significant uncertainty related to broader macroeconomic trends in the second half of 2023, which is reflected in the wider range included in the guidance provided below.

The full year forecast is bolstered by first quarter RevPAR growth which is anticipated to be between 24% and 27%, as a result of benefiting from easier comparisons due to the impact of the Omicron variant on first quarter 2022 operations. For the remaining three quarters, the Company expects year-over-year RevPAR percentage changes to be:

•
Down low-single digits at the low end of the guidance range; to
•
Up low-single digits at the high end of the range.

Additionally, margins are expected to decline in comparison to 2022 driven by wage inflation, closer to stable staffing levels, higher insurance and utility expenses, lower attrition and cancelation fees, and occupancy below 2019 levels.

For periods starting on or after January 1, 2023, the Company will cease presentation of All Owned Hotel results and return to a comparable hotel presentation for its hotel level results. Please see Notes to Financial Information for a full description of how the comparable hotel set is determined. Management believes this will provide investors with a better understanding of underlying growth trends for the Company’s current portfolio, without impact from properties that experienced closures lasting one month or longer due to renovations or property damage sustained. The Company has removed Hyatt Regency Coconut Point Resort and Spa and The Ritz-Carlton, Naples from its comparable operations in its full year 2023 forecast due to closures caused by Hurricane Ian.

As a result, the Company anticipates its 2023 operating results as compared to 2022 will be in the following range:

	Full Year 2023 Guidance
	Low-end of range	High-end of range	Change vs. 2022
Comparable Hotel Total RevPAR	$322	$341	1.2% to 7.2%
Comparable Hotel RevPAR	199	211	2.0% to 8.0%
Total revenues under GAAP	4,977	5,265	1.4% to 7.3%
Operating profit margin under GAAP	12.1%	14.5%	(370) bps to (130) bps
Comparable Hotel EBITDA margin	28.2%	29.7%	(360) bps to (210) bps

Based upon the above parameters, the Company estimates its 2023 guidance as follows:

	Full Year 2023 Guidance
	Low-end of range	High-end of range
Net income (in millions)	$489	$652
Adjusted EBITDAre (in millions)	1,380	1,545
Diluted earnings per common share	0.67	0.90
NAREIT FFO per diluted share	1.60	1.82
Adjusted FFO per diluted share	1.60	1.83

See the 2023 Forecast Schedules and the Notes to Financial Information for items that may affect forecast results.

About Host Hotels & Resorts

Host Hotels & Resorts, Inc. is an S&P 500 company and is the largest lodging real estate investment trust and one of the largest owners of luxury and upper-upscale hotels. The Company currently owns 73 properties in the United States and five properties internationally totaling approximately 42,200 rooms. The Company also holds non-controlling interests in seven domestic and one international joint ventures. Guided by a disciplined approach to capital allocation and aggressive asset management, the Company partners with premium brands such as Marriott®, Ritz-Carlton®, Westin®, Sheraton®, W®, St. Regis®, The Luxury Collection®, Hyatt®, Fairmont®, Hilton®, Four Seasons®, Swissôtel®, ibis® and Novotel®, as well as independent brands. For additional information, please visit the Company’s website at www.hosthotels.com.

Note: This press release contains forward-looking statements within the meaning of federal securities regulations. These forward-looking statements which include, but may not be limited to, our expectations regarding the impact of the COVID-19 pandemic on our business, the recovery of travel and the lodging industry, the impact of Hurricane Ian and 2023 estimates with respect to our business, including our anticipated capital expenditures and financial and operating results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors which may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. These risks include, but are not limited to those described in the Company’s annual report on Form 10-K and other filings with the SEC. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. All information in this release is as of February 15, 2023 and the Company undertakes no obligation to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

* This press release contains registered trademarks that are the exclusive property of their respective owners. None of the owners of these trademarks has any responsibility or liability for any information contained in this press release.

HOST HOTELS & RESORTS, INC. NEWS RELEASE	February 15, 2023

*** Tables to Follow ***

HOST HOTELS & RESORTS, INC. NEWS RELEASE	February 15, 2023

Host Hotels & Resorts, Inc., herein referred to as “we,” “Host Inc.,” or the “Company,” is a self-managed and self-administered real estate investment trust that owns hotel properties. We conduct our operations as an umbrella partnership REIT through an operating partnership, Host Hotels & Resorts, L.P. (“Host LP”), of which we are the sole general partner. When distinguishing between Host Inc. and Host LP, the primary difference is approximately 1% of the partnership interests in Host LP held by outside partners as of December 31, 2022, which are non-controlling interests in Host LP in our consolidated balance sheets and are included in net (income) loss attributable to non-controlling interests in our consolidated statements of operations. Readers are encouraged to find further detail regarding our organizational structure in our annual report on Form 10-K.

2022 OPERATING RESULTS	PAGE NO.
Condensed Consolidated Balance Sheets (unaudited) December 31, 2022 and 2021	8
Condensed Consolidated Statements of Operations (unaudited) Quarter and Year ended December 31, 2022 and 2021	9
Earnings (Loss) per Common Share (unaudited) Quarter and Year ended December 31, 2022 and 2021	10
Hotel Operating Data
Hotel Operating Data for Consolidated Hotels (by Location)	11

Schedule of All Owned Hotel Results	17
Reconciliation of Net Income (Loss) to EBITDA, EBITDAre and Adjusted EBITDAre	20
Reconciliation of Diluted Earnings (Loss) per Common Share to NAREIT and Adjusted Funds From Operations per Diluted Share	21
2023 FORECAST INFORMATION
Reconciliation of Net Income to EBITDA, EBITDAre and Adjusted EBITDAre and Diluted Earnings per Common Share to NAREIT and Adjusted Funds From Operations per Diluted Share for Full Year 2023 Forecasts	22
Schedule of Comparable Hotel Results for Full Year 2023 Forecasts	23
Notes to Financial Information	24

HOST HOTELS & RESORTS, INC.

Condensed Consolidated Balance Sheets

(unaudited, in millions, except shares and per share amounts)

	December 31, 2022	December 31, 2021

ASSETS
Property and equipment, net	$9,748	$9,994
Right-of-use assets	556	551
Assets held for sale	—	270
Due from managers	94	113
Advances to and investments in affiliates	132	42
Furniture, fixtures and equipment replacement fund	200	144
Notes receivable	413	—
Other	459	431
Cash and cash equivalents	667	807
Total assets	$12,269	$12,352

LIABILITIES, NON-CONTROLLING INTERESTS AND EQUITY
Debt⁽¹⁾
Senior notes	$3,115	$3,109
Credit facility, including the term loans of $998 and $997, respectively	994	1,673
Mortgage and other debt	106	109
Total debt	4,215	4,891
Lease liabilities	568	564
Accounts payable and accrued expenses	372	85
Due to managers	67	42
Other	168	198
Total liabilities	5,390	5,780

Redeemable non-controlling interests - Host Hotels & Resorts, L.P.	164	126

Host Hotels & Resorts, Inc. stockholders’ equity:
Common stock, par value $0.01, 1,050 million shares authorized, 713.4 million shares and 714.1 million shares issued and outstanding, respectively	7	7
Additional paid-in capital	7,717	7,702
Accumulated other comprehensive loss	(75)	(76)
Deficit	(939)	(1,192)
Total equity of Host Hotels & Resorts, Inc. stockholders	6,710	6,441
Non-redeemable non-controlling interests—other consolidated partnerships	5	5
Total equity	6,715	6,446
Total liabilities, non-controlling interests and equity	$12,269	$12,352

___________

(1)
Please see our Fourth Quarter 2022 Supplemental Financial Information for more detail on our debt balances and financial covenant ratios under our credit facility and senior notes indentures.

HOST HOTELS & RESORTS, INC.

Condensed Consolidated Statements of Operations

(unaudited, in millions, except per share amounts)

	Quarter ended December 31,		Year ended December 31,
	2022	2021	2022	2021
Revenues
Rooms	$763	$621	$3,014	$1,858
Food and beverage	386	269	1,418	674
Other	114	108	475	358
Total revenues	1,263	998	4,907	2,890
Expenses
Rooms	188	164	727	488
Food and beverage	253	192	928	505
Other departmental and support expenses	308	269	1,181	890
Management fees	67	38	217	97
Other property-level expenses	74	68	325	307
Depreciation and amortization	166	165	664	762
Corporate and other expenses⁽¹⁾	30	26	107	99
Gain on insurance and business interruption settlements	—	(3)	(17)	(8)
Total operating costs and expenses	1,086	919	4,132	3,140
Operating profit (loss)	177	79	775	(250)
Interest income	14	—	30	2
Interest expense	(43)	(63)	(156)	(191)
Other gains (losses)	(2)	302	17	306
Equity in earnings (losses) of affiliates	—	(5)	3	31
Income (loss) before income taxes	146	313	669	(102)
Benefit (provision) for income taxes	3	10	(26)	91
Net income (loss)	149	323	643	(11)
Less: Net income attributable to non-controlling interests	(2)	(3)	(10)	—
Net income (loss) attributable to Host Inc.	$147	$320	$633	$(11)
Basic earnings per common share	$0.21	$0.45	$0.89	$(0.02)
Diluted earnings per common share	$0.20	$0.45	$0.88	$(0.02)

___________

(1)
Corporate and other expenses include the following items:

	Quarter ended December 31,		Year ended December 31,
	2022	2021	2022	2021

General and administrative costs	$23	$21	$81	$81
Non-cash stock-based compensation expense	7	5	26	18
Total	$30	$26	$107	$99

HOST HOTELS & RESORTS, INC.

Earnings (Loss) per Common Share

(unaudited, in millions, except per share amounts)

	Quarter ended December 31,		Year ended December 31,
	2022	2021	2022	2021
Net income (loss)	$149	$323	$643	$(11)
Less: Net income attributable to non-controlling interests	(2)	(3)	(10)	—
Net income (loss) attributable to Host Inc.	$147	$320	$633	$(11)

Basic weighted average shares outstanding	715.0	714.0	714.7	710.3
Assuming distribution of common shares granted under the comprehensive stock plans, less shares assumed purchased at market	2.7	2.1	2.8	—
Diluted weighted average shares outstanding⁽¹⁾	717.7	716.1	717.5	710.3
Basic earnings (loss) per common share	$0.21	$0.45	$0.89	$(0.02)
Diluted earnings (loss) per common share	$0.20	$0.45	$0.88	$(0.02)

___________

(1)
Dilutive securities may include shares granted under comprehensive stock plans, preferred operating partnership units (“OP Units”) held by minority partners and other non-controlling interests that have the option to convert their limited partnership interests to common OP Units. No effect is shown for any securities that were anti-dilutive for the period.

HOST HOTELS & RESORTS, INC.

Hotel Operating Data for Consolidated Hotels(1)(2)

All Owned Hotel Results by Location Compared to 2021

	As of December 31, 2022		Quarter ended December 31, 2022				Quarter ended December 31, 2021
Location	No. of Properties	No. of Rooms	Average Room Rate	Average Occupancy Percentage	RevPAR	Total RevPAR	Average Room Rate	Average Occupancy Percentage	RevPAR	Total RevPAR	Percent Change in RevPAR	Percent Change in Total RevPAR
Maui/Oahu	4	2,007	$566.33	70.7%	$400.27	$610.91	$527.16	74.1%	$390.37	$605.51	2.5%	0.9%
Miami	2	1,033	632.51	56.8	359.45	600.78	644.57	61.3	395.08	615.59	(9.0)	(2.4)
Jacksonville	1	446	503.06	52.8	265.77	601.87	463.81	66.2	307.26	674.17	(13.5)	(10.7)
Orlando	2	2,448	458.37	62.1	284.45	538.94	443.69	41.5	184.28	337.70	54.4	59.6
Florida Gulf Coast	5	1,850	328.02	51.0	167.44	318.80	381.12	59.8	228.07	486.75	(26.6)	(34.5)
Phoenix	4	1,822	371.87	73.2	272.22	617.02	351.10	72.4	254.15	533.26	7.1	15.7
New York	2	2,486	400.42	84.6	338.82	490.08	308.49	50.9	157.02	228.46	115.8	114.5
Los Angeles/ Orange County	3	1,067	284.41	78.9	224.39	353.32	259.39	62.7	162.73	258.96	37.9	36.4
San Diego	3	3,288	260.81	70.3	183.47	356.03	233.02	60.4	140.85	253.78	30.3	40.3
Austin	2	767	303.76	67.3	204.34	337.97	269.59	69.4	186.99	304.02	9.3	11.2
Philadelphia	2	810	236.57	83.0	196.33	304.40	193.17	77.1	148.92	235.12	31.8	29.5
Washington, D.C. (CBD)	5	3,238	263.84	65.2	171.95	254.52	200.64	43.5	87.34	124.51	96.9	104.4
Chicago	3	1,562	247.44	65.8	162.89	231.90	187.43	61.3	114.85	155.98	41.8	48.7
San Francisco/ San Jose	6	4,162	231.97	62.7	145.39	218.72	170.71	53.4	91.10	127.43	59.6	71.6
Northern Virginia	2	916	230.54	66.5	153.24	271.96	194.01	61.4	119.16	199.80	28.6	36.1
Seattle	2	1,315	214.72	57.4	123.18	171.44	171.61	46.4	79.56	104.93	54.8	63.4
Boston	2	1,495	239.76	61.6	147.71	214.21	208.73	60.8	126.85	157.79	16.4	35.8
New Orleans	1	1,333	211.90	68.7	145.57	229.12	176.86	54.7	96.81	141.52	50.4	61.9
San Antonio	2	1,512	216.59	63.2	136.97	218.39	158.61	63.8	101.24	144.11	35.3	51.5
Atlanta	2	810	183.46	72.3	132.59	209.53	164.89	70.3	115.89	180.31	14.4	16.2
Houston	5	1,942	190.61	65.1	123.99	181.23	164.16	58.6	96.20	135.32	28.9	33.9
Denver	3	1,340	178.57	56.1	100.12	146.12	156.62	49.1	76.97	106.82	30.1	36.8
Other	10	3,061	287.36	60.5	173.85	275.44	302.89	53.9	163.16	242.55	6.6	13.6
Domestic	73	40,710	303.91	65.9	200.33	331.98	273.72	57.3	156.75	255.79	27.8	29.8

International	5	1,499	169.63	59.7	101.26	158.39	98.32	49.5	48.66	71.32	108.1	122.1
All Locations	78	42,209	299.58	65.7	196.82	325.88	268.31	57.0	152.91	249.28	28.7	30.7

All Owned Hotel Results by Location Compared to 2019

HOST HOTELS & RESORTS, INC.

Hotel Operating Data for Consolidated Hotels(1)(2) (cont.)

	As of December 31, 2022		Quarter ended December 31, 2022				Quarter ended December 31, 2019
Location	No. of Properties	No. of Rooms	Average Room Rate	Average Occupancy Percentage	RevPAR	Total RevPAR	Average Room Rate	Average Occupancy Percentage	RevPAR	Total RevPAR	Percent Change in RevPAR	Percent Change in Total RevPAR
Maui/Oahu	4	2,007	$566.33	70.7%	$400.27	$610.91	$434.72	79.6%	$346.15	$530.96	15.6%	15.1%
Miami	2	1,033	632.51	56.8	359.45	600.78	391.17	79.5	310.94	511.31	15.6	17.5
Jacksonville	1	446	503.06	52.8	265.77	601.87	334.64	62.4	208.94	497.75	27.2	20.9
Orlando	2	2,448	458.37	62.1	284.45	538.94	328.06	64.4	211.35	424.70	34.6	26.9
Florida Gulf Coast	5	1,850	328.02	51.0	167.44	318.80	316.16	69.9	220.85	482.42	(24.2)	(33.9)
Phoenix	4	1,822	371.87	73.2	272.22	617.02	293.33	72.6	213.00	489.76	27.8	26.0
New York	2	2,486	400.42	84.6	338.82	490.08	364.42	91.2	332.47	511.30	1.9	(4.1)
Los Angeles/ Orange County	3	1,067	284.41	78.9	224.39	353.32	249.68	81.7	204.11	320.66	9.9	10.2
San Diego	3	3,288	260.81	70.3	183.47	356.03	228.60	74.2	169.53	325.13	8.2	9.5
Austin	2	767	303.76	67.3	204.34	337.97	255.26	80.8	206.16	342.15	(0.9)	(1.2)
Philadelphia	2	810	236.57	83.0	196.33	304.40	219.68	86.6	190.20	316.27	3.2	(3.8)
Washington, D.C. (CBD)	5	3,238	263.84	65.2	171.95	254.52	243.16	76.6	186.27	274.75	(7.7)	(7.4)
Chicago	3	1,562	247.44	65.8	162.89	231.90	217.47	78.6	170.85	238.50	(4.7)	(2.8)
San Francisco/ San Jose	6	4,162	231.97	62.7	145.39	218.72	264.99	83.1	220.14	311.62	(34.0)	(29.8)
Northern Virginia	2	916	230.54	66.5	153.24	271.96	224.95	71.8	161.48	308.69	(5.1)	(11.9)
Seattle	2	1,315	214.72	57.4	123.18	171.44	204.05	76.8	156.81	232.64	(21.4)	(26.3)
Boston	2	1,495	239.76	61.6	147.71	214.21	232.38	81.1	188.38	285.32	(21.6)	(24.9)
New Orleans	1	1,333	211.90	68.7	145.57	229.12	185.82	76.5	142.21	209.94	2.4	9.1
San Antonio	2	1,512	216.59	63.2	136.97	218.39	193.12	59.9	115.62	173.80	18.5	25.7
Atlanta	2	810	183.46	72.3	132.59	209.53	175.95	78.8	138.71	231.69	(4.4)	(9.6)
Houston	5	1,942	190.61	65.1	123.99	181.23	176.32	70.9	124.95	188.16	(0.8)	(3.7)
Denver	3	1,340	178.57	56.1	100.12	146.12	167.45	62.9	105.31	174.21	(4.9)	(16.1)
Other	10	3,061	287.36	60.5	173.85	275.44	215.17	71.2	153.24	243.16	13.4	13.3
Domestic	73	40,710	303.91	65.9	200.33	331.98	262.95	75.7	199.01	331.45	0.7	0.2

International	5	1,499	169.63	59.7	101.26	158.39	149.12	70.1	104.55	165.87	(3.2)	(4.5)
All Locations	78	42,209	299.58	65.7	196.82	325.88	259.16	75.5	195.63	325.60	0.6	0.1

HOST HOTELS & RESORTS, INC.

Hotel Operating Data for Consolidated Hotels(1)(2) (cont.)

All Owned Hotel Results by Location Compared to 2021

	As of December 31, 2022		Year ended December 31, 2022				Year ended December 31, 2021
Location	No. of Properties	No. of Rooms	Average Room Rate	Average Occupancy Percentage	RevPAR	Total RevPAR	Average Room Rate	Average Occupancy Percentage	RevPAR	Total RevPAR	Percent Change in RevPAR	Percent Change in Total RevPAR
Maui/Oahu	4	2,007	$560.86	74.7%	$418.70	$646.24	$486.22	69.0%	$335.71	$512.44	24.7%	26.1%
Miami	2	1,033	621.56	61.3	380.89	635.56	579.59	57.6	334.13	528.42	14.0	20.3
Jacksonville	1	446	527.16	65.3	344.37	749.99	494.80	59.9	296.61	609.54	16.1	23.0
Orlando	2	2,448	410.76	63.8	262.20	508.78	413.95	30.9	127.96	231.90	104.9	119.4
Florida Gulf Coast	5	1,850	418.86	62.2	260.47	509.76	407.02	56.1	228.20	442.49	14.1	15.2
Phoenix	4	1,822	368.20	70.1	258.18	568.19	316.35	60.5	191.42	393.86	34.9	44.3
New York	2	2,486	333.65	72.8	242.88	345.93	235.96	38.7	91.33	121.50	165.9	184.7
Los Angeles/ Orange County	3	1,067	288.81	79.4	229.44	337.54	241.56	53.6	129.52	187.07	77.1	80.4
San Diego	3	3,288	272.28	74.6	203.24	371.28	222.93	49.1	109.43	180.41	85.7	105.8
Austin	2	767	271.65	69.5	188.91	324.19	214.87	56.3	121.00	195.68	56.1	65.7
Philadelphia	2	810	218.52	80.6	176.19	270.04	176.82	63.3	111.97	169.50	57.3	59.3
Washington, D.C. (CBD)	5	3,238	259.57	61.7	160.13	230.71	171.93	42.6	73.18	92.16	118.8	150.3
Chicago	3	1,562	240.66	65.1	156.57	217.31	180.19	43.4	78.19	100.43	100.2	116.4
San Francisco/ San Jose	6	4,162	230.88	63.0	145.42	211.87	161.21	36.9	59.55	81.05	144.2	161.4
Northern Virginia	2	916	219.41	65.6	143.96	227.21	182.84	49.4	90.34	138.95	59.4	63.5
Seattle	2	1,315	229.92	62.4	143.52	188.58	182.40	32.5	59.27	74.16	142.2	154.3
Boston	2	1,495	244.35	58.5	142.90	193.67	185.65	43.3	80.46	100.33	77.6	93.0
New Orleans	1	1,333	200.59	66.2	132.74	198.18	144.71	41.9	60.68	84.82	118.8	133.6
San Antonio	2	1,512	199.52	66.3	132.30	206.09	159.93	46.6	74.53	107.51	77.5	91.7
Atlanta	2	810	181.81	72.2	131.35	205.87	156.30	58.5	91.40	129.46	43.7	59.0
Houston	5	1,942	182.97	63.8	116.73	163.85	146.57	59.4	87.04	118.95	34.1	37.7
Denver	3	1,340	182.33	61.9	112.85	163.64	151.40	43.9	66.49	86.94	69.7	88.2
Other	10	3,061	320.85	60.7	194.89	294.37	315.90	47.9	151.34	225.39	28.8	30.6
Domestic	73	40,710	301.54	66.4	200.26	327.32	261.08	47.4	123.66	195.06	61.9	67.8

International	5	1,499	162.33	55.1	89.51	130.24	90.03	33.4	30.10	43.52	197.4	199.3
All Locations	78	42,209	297.42	66.0	196.33	320.39	256.73	46.9	120.33	189.70	63.2	68.9

All Owned Hotel Results by Location Compared to 2019

HOST HOTELS & RESORTS, INC.

Hotel Operating Data for Consolidated Hotels(1)(2) (cont.)

	As of December 31, 2022		Year ended December 31, 2022				Year ended December 31, 2019
Location	No. of Properties	No. of Rooms	Average Room Rate	Average Occupancy Percentage	RevPAR	Total RevPAR	Average Room Rate	Average Occupancy Percentage	RevPAR	Total RevPAR	Percent Change in RevPAR	Percent Change in Total RevPAR
Maui/Oahu	4	2,007	$560.86	74.7%	$418.70	$646.24	$409.40	88.1%	$360.59	$565.89	16.1%	14.2%
Miami	2	1,033	621.56	61.3	380.89	635.56	365.48	80.3	293.65	475.18	29.7	33.8
Jacksonville	1	446	527.16	65.3	344.37	749.99	372.94	73.5	274.07	613.80	25.6	22.2
Orlando	2	2,448	410.76	63.8	262.20	508.78	295.49	69.1	204.18	415.24	28.4	22.5
Florida Gulf Coast	5	1,850	418.86	62.2	260.47	509.76	334.73	72.0	241.11	501.85	8.0	1.6
Phoenix	4	1,822	368.20	70.1	258.18	568.19	292.50	71.9	210.32	476.62	22.8	19.2
New York	2	2,486	333.65	72.8	242.88	345.93	310.83	84.6	262.90	404.86	(7.6)	(14.6)
Los Angeles/ Orange County	3	1,067	288.81	79.4	229.44	337.54	259.35	84.0	217.78	331.66	5.4	1.8
San Diego	3	3,288	272.28	74.6	203.24	371.28	249.41	79.4	198.02	360.49	2.6	3.0
Austin	2	767	271.65	69.5	188.91	324.19	248.70	85.2	211.79	356.91	(10.8)	(9.2)
Philadelphia	2	810	218.52	80.6	176.19	270.04	217.01	85.7	185.91	305.37	(5.2)	(11.6)
Washington, D.C. (CBD)	5	3,238	259.57	61.7	160.13	230.71	245.82	81.5	200.27	288.52	(20.0)	(20.0)
Chicago	3	1,562	240.66	65.1	156.57	217.31	217.88	78.0	169.88	242.18	(7.8)	(10.3)
San Francisco/ San Jose	6	4,162	230.88	63.0	145.42	211.87	279.18	82.4	230.14	321.91	(36.8)	(34.2)
Northern Virginia	2	916	219.41	65.6	143.96	227.21	221.33	75.3	166.61	276.13	(13.6)	(17.7)
Seattle	2	1,315	229.92	62.4	143.52	188.58	225.12	82.4	185.50	250.12	(22.6)	(24.6)
Boston	2	1,495	244.35	58.5	142.90	193.67	239.93	83.1	199.32	288.47	(28.3)	(32.9)
New Orleans	1	1,333	200.59	66.2	132.74	198.18	187.65	79.0	148.30	216.97	(10.5)	(8.7)
San Antonio	2	1,512	199.52	66.3	132.30	206.09	185.33	69.7	129.14	189.71	2.4	8.6
Atlanta	2	810	181.81	72.2	131.35	205.87	184.71	82.7	152.76	251.41	(14.0)	(18.1)
Houston	5	1,942	182.97	63.8	116.73	163.85	177.93	72.0	128.14	185.48	(8.9)	(11.7)
Denver	3	1,340	182.33	61.9	112.85	163.64	173.47	72.9	126.48	190.45	(10.8)	(14.1)
Other	10	3,061	320.85	60.7	194.89	294.37	226.14	74.6	168.70	262.68	15.5	12.1
Domestic	73	40,710	301.54	66.4	200.26	327.32	261.48	78.5	205.38	335.37	(2.5)	(2.4)

International	5	1,499	162.33	55.1	89.51	130.24	153.01	70.9	108.44	160.74	(17.5)	(19.0)
All Locations	78	42,209	297.42	66.0	196.33	320.39	257.96	78.3	201.91	329.17	(2.8)	(2.7)

___________

(1)
To facilitate a quarter-to-quarter comparison of our operations, we typically present certain operating statistics and operating results for the periods included in this presentation on a comparable hotel basis. However, due to the COVID-19 pandemic and its effects on operations there is little comparability between periods. For this reason, we temporarily suspended our comparable hotel presentation and instead present hotel operating results for all consolidated hotels and, to facilitate comparisons between periods, we are presenting in these tables statistics which include the following adjustments: (1) operating results are presented for all consolidated properties owned as of December 31, 2022 but do not include the results of operations for properties sold or held-for-sale as of the reporting date; and (2) operating results for acquisitions as of December 31, 2022 are reflected for full calendar years, to include results for periods prior to our ownership. For these hotels, since the year-over-year comparison includes periods prior to our ownership, the changes will not necessarily correspond to changes in our actual results. See the Notes to Financial Information – All Owned Hotel Operating Statistics and Results for further information on these statistics. See the tables that follow for the Company’s actual operating statistics without these adjustments. The AC Hotel Scottsdale North is a new development hotel that opened in January 2021 and The Laura Hotel in Houston re-opened under new management in November 2021. Therefore, no adjustments were made for results of these hotels for periods prior to their openings. CBD of a location refers to the central business district.
(2)
Hotel RevPAR is calculated as room revenues divided by the available room nights. Hotel Total RevPAR is calculated by dividing the sum of rooms, food and beverage and other revenues by the available room nights.

HOST HOTELS & RESORTS, INC.

Hotel Operating Data for Consolidated Hotels (cont.)

Results by Location Compared to 2021 - actual, based on ownership period(1)

	As of December 31,
	2022	2021	Quarter ended December 31, 2022				Quarter ended December 31, 2021
Location	No. of Properties	No. of Properties	Average Room Rate	Average Occupancy Percentage	RevPAR	Total RevPAR	Average Room Rate	Average Occupancy Percentage	RevPAR	Total RevPAR	Percent Change in RevPAR	Percent Change in Total RevPAR
Maui/Oahu	4	4	$566.33	70.7%	$400.27	$610.91	$527.16	74.1%	$390.37	$605.51	2.5%	0.9%
Miami	2	3	632.51	56.8	359.45	600.78	532.47	64.2	342.06	523.37	5.1	14.8
Jacksonville	1	1	503.06	52.8	265.77	601.87	463.81	66.2	307.26	674.17	(13.5)	(10.7)
Orlando	2	2	458.37	62.1	284.45	538.94	443.69	41.5	184.28	337.70	54.4	59.6
Florida Gulf Coast	5	5	328.02	51.0	167.44	318.80	381.12	59.8	228.07	486.75	(26.6)	(34.5)
Phoenix	4	4	371.87	73.2	272.22	617.02	351.10	72.4	254.15	533.26	7.1	15.7
New York	2	3	400.42	84.6	338.82	490.08	274.12	52.4	143.72	207.84	135.7	135.8
Los Angeles/ Orange County	3	3	284.41	78.9	224.39	353.32	244.74	65.4	160.01	255.05	40.2	38.5
San Diego	3	3	260.81	70.3	183.47	356.03	233.02	60.4	140.85	253.78	30.3	40.3
Austin	2	2	303.76	67.3	204.34	337.97	235.14	68.6	161.39	243.02	26.6	39.1
Philadelphia	2	2	236.57	83.0	196.33	304.40	193.17	77.1	148.92	235.12	31.8	29.5
Washington, D.C. (CBD)	5	5	263.84	65.2	171.95	254.52	200.64	43.5	87.34	124.51	96.9	104.4
Chicago	3	4	247.44	65.8	162.89	231.90	180.45	59.1	106.70	143.91	52.7	61.1
San Francisco/ San Jose	6	6	231.97	62.7	145.39	218.72	170.28	53.4	90.94	127.26	59.9	71.9
Northern Virginia	2	2	230.54	66.5	153.24	271.96	190.63	61.2	116.76	198.88	31.3	36.7
Seattle	2	2	214.72	57.4	123.18	171.44	171.61	46.4	79.56	104.93	54.8	63.4
Boston	2	3	239.76	61.6	147.71	214.21	197.82	62.1	122.77	145.26	20.3	47.5
New Orleans	1	1	211.90	68.7	145.57	229.12	176.86	54.7	96.81	141.52	50.4	61.9
San Antonio	2	2	216.59	63.2	136.97	218.39	158.61	63.8	101.24	144.11	35.3	51.5
Atlanta	2	2	183.46	72.3	132.59	209.53	169.72	66.8	113.36	175.32	17.0	19.5
Houston	5	5	190.61	65.1	123.99	181.23	164.16	58.6	96.20	135.32	28.9	33.9
Denver	3	3	178.57	56.1	100.12	146.12	156.62	49.1	76.97	106.82	30.1	36.8
Other	10	9	279.55	60.7	169.77	266.93	252.47	53.9	136.14	194.56	24.7	37.2
Domestic	73	76	303.39	65.9	200.06	331.42	262.69	57.4	150.85	242.64	32.6	36.6

International	5	5	169.63	59.7	101.26	158.39	98.32	49.5	48.66	71.32	108.1	122.1
All Locations	78	81	299.08	65.7	196.55	325.33	258.03	57.2	147.50	237.08	33.3	37.2

Results by Location Compared to 2019 - actual, based on ownership period(1)

	As of December 31,
	2022	2019	Quarter ended December 31, 2022				Quarter ended December 31, 2019
Location	No. of Properties	No. of Properties	Average Room Rate	Average Occupancy Percentage	RevPAR	Total RevPAR	Average Room Rate	Average Occupancy Percentage	RevPAR	Total RevPAR	Percent Change in RevPAR	Percent Change in Total RevPAR
Maui/Oahu	4	4	$566.33	70.7%	$400.27	$610.91	$434.72	79.6%	$346.15	$517.77	15.6%	18.0%
Miami	2	3	632.51	56.8	359.45	600.78	345.79	79.0	273.07	438.79	31.6	36.9
Jacksonville	1	1	503.06	52.8	265.77	601.87	334.64	62.4	208.94	497.75	27.2	20.9
Orlando	2	1	458.37	62.1	284.45	538.94	189.16	63.0	119.23	300.42	138.6	79.4
Florida Gulf Coast	5	5	328.02	51.0	167.44	318.80	316.16	69.9	220.85	482.42	(24.2)	(33.9)
Phoenix	4	3	371.87	73.2	272.22	617.02	293.33	72.6	213.00	489.76	27.8	26.0
New York	2	3	400.42	84.6	338.82	490.08	335.19	90.2	302.22	449.65	12.1	9.0
Los Angeles/ Orange County	3	6	284.41	78.9	224.39	353.32	209.25	80.2	167.91	272.84	33.6	29.5
San Diego	3	3	260.81	70.3	183.47	356.03	223.97	74.9	167.84	321.40	9.3	10.8
Austin	2	—	303.76	67.3	204.34	337.97	—	—	—	—	—	—
Philadelphia	2	2	236.57	83.0	196.33	304.40	219.68	86.6	190.20	316.27	3.2	(3.8)
Washington, D.C. (CBD)	5	5	263.84	65.2	171.95	254.52	243.16	76.6	186.27	274.75	(7.7)	(7.4)
Chicago	3	4	247.44	65.8	162.89	231.90	207.41	76.1	157.94	218.58	3.1	6.1
San Francisco/ San Jose	6	7	231.97	62.7	145.39	218.72	261.28	82.2	214.69	305.40	(32.3)	(28.4)
Northern Virginia	2	3	230.54	66.5	153.24	271.96	211.84	67.4	142.76	282.58	7.3	(3.8)
Seattle	2	2	214.72	57.4	123.18	171.44	204.05	76.8	156.81	232.64	(21.4)	(26.3)
Boston	2	3	239.76	61.6	147.71	214.21	234.76	78.9	185.19	264.50	(20.2)	(19.0)
New Orleans	1	1	211.90	68.7	145.57	229.12	185.82	76.5	142.21	209.94	2.4	9.1
San Antonio	2	2	216.59	63.2	136.97	218.39	193.12	59.9	115.62	173.80	18.5	25.7
Atlanta	2	4	183.46	72.3	132.59	209.53	181.35	80.1	145.28	243.70	(8.7)	(14.0)
Houston	5	4	190.61	65.1	123.99	181.23	176.32	70.9	124.95	188.16	(0.8)	(3.7)
Denver	3	3	178.57	56.1	100.12	146.12	167.45	62.9	105.31	174.21	(4.9)	(16.1)
Other	10	6	279.55	60.7	169.77	266.93	168.78	73.7	124.47	185.53	36.4	43.9
Domestic	73	75	303.39	65.9	200.06	331.42	248.81	76.4	190.10	311.83	5.2	6.3

International	5	5	169.63	59.7	101.26	158.39	149.12	70.1	104.55	165.87	(3.2)	(4.5)
All Locations	78	80	299.08	65.7	196.55	325.33	245.89	76.2	187.38	307.26	4.9	5.9

HOST HOTELS & RESORTS, INC.

Hotel Operating Data for Consolidated Hotels (cont.)

Results by Location Compared to 2021 - actual, based on ownership period(1)

	As of December 31,
	2022	2021	Year ended December 31, 2022				Year ended December 31, 2021
Location	No. of Properties	No. of Properties	Average Room Rate	Average Occupancy Percentage	RevPAR	Total RevPAR	Average Room Rate	Average Occupancy Percentage	RevPAR	Total RevPAR	Percent Change in RevPAR	Percent Change in Total RevPAR
Maui/Oahu	4	4	$560.86	74.7%	$418.70	$646.24	$486.22	69.0%	$335.71	$509.02	24.7%	27.0%
Miami	2	3	585.71	62.7	367.36	607.26	489.24	59.1	289.20	449.18	27.0	35.2
Jacksonville	1	1	527.16	65.3	344.37	749.99	494.80	59.9	296.61	609.54	16.1	23.0
Orlando	2	2	410.76	63.8	262.20	508.78	361.22	30.5	110.24	205.66	137.9	147.4
Florida Gulf Coast	5	5	418.86	62.2	260.47	509.76	407.02	56.1	228.20	442.49	14.1	15.2
Phoenix	4	4	368.20	70.1	258.18	568.19	316.35	60.5	191.42	393.86	34.9	44.3
New York	2	3	317.20	67.9	215.38	305.31	220.05	36.9	81.23	108.52	165.1	181.3
Los Angeles/ Orange County	3	3	288.81	79.4	229.44	337.54	202.69	55.4	112.37	161.97	104.2	108.4
San Diego	3	3	272.28	74.6	203.24	371.28	222.93	49.1	109.43	180.41	85.7	105.8
Austin	2	2	271.65	69.5	188.91	324.19	200.48	61.9	124.02	183.98	52.3	76.2
Philadelphia	2	2	218.52	80.6	176.19	270.04	176.82	63.3	111.97	169.50	57.3	59.3
Washington, D.C. (CBD)	5	5	259.57	61.7	160.13	230.71	171.93	42.6	73.18	92.16	118.8	150.3
Chicago	3	4	232.43	63.8	148.19	204.51	172.35	42.9	73.96	94.30	100.4	116.9
San Francisco/ San Jose	6	6	230.88	63.0	145.42	211.87	159.47	36.7	58.60	79.73	148.1	165.7
Northern Virginia	2	2	219.41	65.6	143.96	227.21	169.40	47.9	81.07	126.67	77.6	79.4
Seattle	2	2	229.92	62.4	143.52	188.58	182.40	32.5	59.27	74.16	142.2	154.3
Boston	2	3	240.63	56.9	136.95	184.93	188.00	34.8	65.48	78.90	109.1	134.4
New Orleans	1	1	200.59	66.2	132.74	198.18	144.71	41.9	60.68	84.82	118.8	133.6
San Antonio	2	2	199.52	66.3	132.30	206.09	159.93	46.6	74.53	107.51	77.5	91.7
Atlanta	2	2	181.81	72.2	131.35	205.87	170.29	51.1	87.04	123.23	50.9	67.1
Houston	5	5	182.97	63.8	116.73	163.85	146.57	59.4	87.04	118.95	34.1	37.7
Denver	3	3	182.33	61.9	112.85	163.64	151.40	43.9	66.49	86.94	69.7	88.2
Other	10	9	268.65	61.1	164.13	242.02	197.12	44.3	87.35	121.09	87.9	99.9
Domestic	73	76	296.15	66.1	195.67	319.08	242.31	46.1	111.67	173.72	75.2	83.7

International	5	5	162.33	55.1	89.51	130.24	90.03	33.4	30.10	43.52	197.4	199.3
All Locations	78	81	292.23	65.7	191.97	312.55	238.73	45.7	109.05	169.58	76.0	84.3

Results by Location Compared to 2019 - actual, based on ownership period(1)

	As of December 31,
	2022	2019	Year ended December 31, 2022				Year ended December 31, 2019
Location	No. of Properties	No. of Properties	Average Room Rate	Average Occupancy Percentage	RevPAR	Total RevPAR	Average Room Rate	Average Occupancy Percentage	RevPAR	Total RevPAR	Percent Change in RevPAR	Percent Change in Total RevPAR
Maui/Oahu	4	4	$560.86	74.7%	$418.70	$646.24	$409.40	88.1%	$360.59	$552.27	16.1%	17.0%
Miami	2	3	585.71	62.7	367.36	607.26	307.46	79.6	244.73	385.98	50.1	57.3
Jacksonville	1	1	527.16	65.3	344.37	749.99	372.94	73.5	274.07	613.80	25.6	22.2
Orlando	2	1	410.76	63.8	262.20	508.78	184.12	67.9	125.02	302.71	109.7	68.1
Florida Gulf Coast	5	5	418.86	62.2	260.47	509.76	334.73	72.0	241.11	501.85	8.0	1.6
Phoenix	4	3	368.20	70.1	258.18	568.19	275.09	73.3	201.56	434.38	28.1	30.8
New York	2	3	317.20	67.9	215.38	305.31	286.04	84.7	242.37	358.87	(11.1)	(14.9)
Los Angeles/ Orange County	3	6	288.81	79.4	229.44	337.54	213.66	83.4	178.29	273.94	28.7	23.2
San Diego	3	3	272.28	74.6	203.24	371.28	234.08	80.1	187.40	339.98	8.5	9.2
Austin	2	—	271.65	69.5	188.91	324.19	—	—	—	—	—	—
Philadelphia	2	2	218.52	80.6	176.19	270.04	217.01	85.7	185.91	305.37	(5.2)	(11.6)
Washington, D.C. (CBD)	5	5	259.57	61.7	160.13	230.71	245.82	81.5	200.27	288.52	(20.0)	(20.0)
Chicago	3	4	232.43	63.8	148.19	204.51	200.47	76.5	153.40	212.46	(3.4)	(3.7)
San Francisco/ San Jose	6	7	230.88	63.0	145.42	211.87	274.62	81.6	224.18	314.31	(35.1)	(32.6)
Northern Virginia	2	3	219.41	65.6	143.96	227.21	200.53	73.3	147.04	237.50	(2.1)	(4.3)
Seattle	2	2	229.92	62.4	143.52	188.58	225.12	82.4	185.50	250.12	(22.6)	(24.6)
Boston	2	3	240.63	56.9	136.95	184.93	236.51	81.7	193.34	267.61	(29.2)	(30.9)
New Orleans	1	1	200.59	66.2	132.74	198.18	187.65	79.0	148.30	216.97	(10.5)	(8.7)
San Antonio	2	2	199.52	66.3	132.30	206.09	185.33	69.7	129.14	189.71	2.4	8.6
Atlanta	2	4	181.81	72.2	131.35	205.87	190.60	79.9	152.21	238.76	(13.7)	(13.8)
Houston	5	4	182.97	63.8	116.73	163.85	177.93	72.0	128.14	185.48	(8.9)	(11.7)
Denver	3	3	182.33	61.9	112.85	163.64	173.47	72.9	126.48	190.45	(10.8)	(14.1)
Other	10	6	268.65	61.1	164.13	242.02	172.67	76.2	131.56	194.80	24.8	24.2
Domestic	73	75	296.15	66.1	195.67	319.08	242.72	78.9	191.50	305.55	2.2	4.4

International	5	5	162.33	55.1	89.51	130.24	153.01	70.9	108.44	160.74	(17.5)	(19.0)
All Locations	78	80	292.23	65.7	191.97	312.55	240.28	78.7	189.00	301.23	1.6	3.8

(1) Represents the results of the portfolio for the time period of our ownership, including dispositions through their date of disposal and acquisitions beginning as of the date of acquisition.

HOST HOTELS & RESORTS, INC.

Schedule of All Owned Hotel Results (1)

(unaudited, in millions, except hotel statistics)

	Quarter ended December 31,			Year ended December 31,
	2022	2021	2019	2022	2021	2019
Number of hotels	78	78	76	78	78	76
Number of rooms	42,209	42,209	41,821	42,209	42,209	41,821
Change in All Owned Hotel Total RevPAR	30.7%	—	—	68.9%	—	—
Change in All Owned Hotel RevPAR	28.7%	—	—	63.2%	—	—
Operating profit (loss) margin⁽²⁾	14.0%	7.9%	12.4%	15.8%	(8.7)%	14.6%
All Owned Hotel EBITDA margin⁽²⁾	29.5%	28.4%	28.4%	31.8%	23.55%	29.6%
Food and beverage profit margin⁽²⁾	34.5%	28.6%	32.8%	34.6%	25.1%	32.0%
All Owned Hotel food and beverage profit margin⁽²⁾	34.1%	30.3%	33.5%	34.8%	26.1%	33.3%

Net income (loss)	$149	$323	$81	$643	$(11)	$932
Depreciation and amortization	166	165	175	664	762	676
Interest expense	43	63	90	156	191	222
Provision (benefit) for income taxes	(3)	(10)	8	26	(91)	30
Gain on sale of property and corporate level income/expense	18	(271)	13	51	(240)	(283)
Severance expense (reversal) at hotel properties	—	(5)	—	2	(10)	—
All Owned Hotel adjustments⁽¹⁾	—	9	(11)	31	85	(88)
All Owned Hotel EBITDA⁽¹⁾	$373	$274	$356	$1,573	$686	$1,489

___________

(1)
See the Notes to Financial Information for a discussion of non-GAAP measures and the limitations on their use. All Owned Hotel adjustments represent the following items: (i) the elimination of results of operations of our hotels sold or held-for-sale as of December 31, 2022, which operations are included in our unaudited condensed consolidated statements of operations as continuing operations and (ii) the addition of results for periods prior to our ownership for hotels acquired as of December 31, 2022. All Owned Hotel results also include the results of our leased office buildings and other non-hotel revenue and expense items. The AC Hotel Scottsdale North is a new development hotel that opened in January 2021 and The Laura Hotel in Houston re-opened under new management in November 2021. Therefore, no adjustments were made for results of these hotels for periods prior to their openings.
(2)
Profit margins are calculated by dividing the applicable operating profit by the related revenue amount. GAAP profit margins are calculated using amounts presented in the unaudited condensed consolidated statements of operations. All Owned Hotel margins are calculated using amounts presented in the following tables, which include reconciliations to the applicable GAAP results:

	Quarter ended December 31, 2022				Quarter ended December 31, 2021
		Adjustments				Adjustments
	GAAP Results	All Owned Hotel adjustments	Depreciation and corporate level items	All Owned Hotel Results	GAAP Results	Severance at hotel properties	All Owned Hotel adjustments	Depreciation and corporate level items	All Owned Hotel Results
Revenues
Room	$763	$2	$—	$765	$621	$—	$(28)	$—	$593
Food and beverage	386	—	—	386	269	—	(4)	—	265
Other	114	2	—	116	108	—	1	—	109
Total revenues	1,263	4	—	1,267	998	—	(31)	—	967
Expenses
Room	188	2	—	190	164	—	(14)	—	150
Food and beverage	253	1	—	254	192	—	(7)	—	185
Other	449	1	—	450	375	5	(19)	—	361
Depreciation and amortization	166	—	(166)	—	165	—	—	(165)	—
Corporate and other expenses	30	—	(30)	—	26	—	—	(26)	—
Gain on insurance and business interruption settlements	—	—	—	—	(3)	—	—	—	(3)
Total expenses	1,086	4	(196)	894	919	5	(40)	(191)	693
Operating Profit - All Owned Hotel EBITDA	$177	$—	$196	$373	$79	$(5)	$9	$191	$274

HOST HOTELS & RESORTS, INC.

Schedule of All Owned Hotel Results (1) (cont.)

(unaudited, in millions, except hotel statistics)

	Quarter ended December 31, 2022				Quarter ended December 31, 2019
		Adjustments				Adjustments
	GAAP Results	All Owned Hotel adjustments	Depreciation and corporate level items	All Owned Hotel Results	GAAP Results	All Owned Hotel adjustments	Depreciation and corporate level items	All Owned Hotel Results
Revenues
Room	$763	$2	$—	$765	$813	$(60)	$—	$753
Food and beverage	386	—	—	386	424	(20)	—	404
Other	114	2	—	116	97	(1)	—	96
Total revenues	1,263	4	—	1,267	1,334	(81)	—	1,253
Expenses
Room	188	2	—	190	209	(24)	—	185
Food and beverage	253	1	—	254	285	(17)	—	268
Other	449	1	—	450	473	(29)	—	444
Depreciation and amortization	166	—	(166)	—	175	—	(175)	—
Corporate and other expenses	30	—	(30)	—	27	—	(27)	—
Gain on insurance and business interruption settlements	—	—	—	—	(1)	—	1	—
Total expenses	1,086	4	(196)	894	1,168	(70)	(201)	897
Operating Profit - All Owned Hotel EBITDA	$177	$—	$196	$373	$166	$(11)	$201	$356

	Year ended December 31, 2022					Year ended December 31, 2021
		Adjustments					Adjustments
	GAAP Results	Severance at hotel properties	All Owned Hotel adjustments	Depreciation and corporate level items	All Owned Hotel Results	GAAP Results	Severance at hotel properties	All Owned Hotel adjustments	Depreciation and corporate level items	All Owned Hotel Results
Revenues
Room	$3,014	$—	$16	$—	$3,030	$1,858	$—	$(11)	$—	$1,847
Food and beverage	1,418	—	10	—	1,428	674	—	17	—	691
Other	475	—	11	—	486	358	—	16	—	374
Total revenues	4,907	—	37	—	4,944	2,890	—	22	—	2,912
Expenses
Room	727	—	(7)	—	720	488	1	(32)	—	457
Food and beverage	928	—	3	—	931	505	—	5	—	510
Other	1,723	(2)	10	—	1,731	1,294	9	(36)	—	1,267
Depreciation and amortization	664	—	—	(664)	—	762	—	—	(762)	—
Corporate and other expenses	107	—	—	(107)	—	99	—	—	(99)	—
Gain on insurance and business interruption settlements	(17)	—	—	6	(11)	(8)	—	—	—	(8)
Total expenses	4,132	(2)	6	(765)	3,371	3,140	10	(63)	(861)	2,226
Operating Profit - All Owned Hotel EBITDA	$775	$2	$31	$765	$1,573	$(250)	$(10)	$85	$861	$686

HOST HOTELS & RESORTS, INC.

Schedule of All Owned Hotel Results (1) (cont.)

(unaudited, in millions, except hotel statistics)

	Year ended December 31, 2022					Year ended December 31, 2019
		Adjustments					Adjustments
	GAAP Results	Severance at hotel properties	All Owned Hotel adjustments	Depreciation and corporate level items	All Owned Hotel Results	GAAP Results	All Owned Hotel adjustments	Depreciation and corporate level items	All Owned Hotel Results
Revenues
Room	$3,014	$—	$16	$—	$3,030	$3,431	$(348)	$—	$3,083
Food and beverage	1,418	—	10	—	1,428	1,647	(88)	—	1,559
Other	475	—	11	—	486	391	(6)	—	385
Total revenues	4,907	—	37	—	4,944	5,469	(442)	—	5,027
Expenses
Room	727	—	(7)	—	720	873	(123)	—	750
Food and beverage	928	—	3	—	931	1,120	(80)	—	1,040
Other	1,723	(2)	10	—	1,731	1,899	(151)	—	1,748
Depreciation and amortization	664	—	—	(664)	—	676	—	(676)	—
Corporate and other expenses	107	—	—	(107)	—	107	—	(107)	—
Gain on insurance and business interruption settlements	(17)	—	—	6	(11)	(5)	—	5	—
Total expenses	4,132	(2)	6	(765)	3,371	4,670	(354)	(778)	3,538
Operating Profit - All Owned Hotel EBITDA	$775	$2	$31	$765	$1,573	$799	$(88)	$778	$1,489

HOST HOTELS & RESORTS, INC.

Reconciliation of Net Income (Loss) to

EBITDA, EBITDAre and Adjusted EBITDAre (1)

(unaudited, in millions)

	Quarter ended December 31,		Year ended December 31,
	2022	2021	2022	2021
Net income (loss)	$149	$323	$643	$(11)
Interest expense	43	63	156	191
Depreciation and amortization	166	165	664	670
Income taxes	(3)	(10)	26	(91)
EBITDA	355	541	1,489	759
(Gain) loss on dispositions⁽²⁾	2	(303)	(16)	(303)
Non-cash impairment expense	—	—	—	92
Equity investment adjustments:
Equity in (earnings) losses of affiliates	—	5	(3)	(31)
Pro rata EBITDAre of equity investments⁽³⁾	7	4	34	25
EBITDAre	364	247	1,504	542
Adjustments to EBITDAre:
Gain on property insurance settlement	—	—	(6)	—
Severance expense (reversal) at hotel properties	—	(5)	—	(10)
Adjusted EBITDAre	$364	$242	$1,498	$532

___________

(1)
See the Notes to Financial Information for discussion of non-GAAP measures.
(2)
Reflects the sale of four hotels in 2022 and six hotels in 2021.
(3)
Pro rata EBITDAre of equity investments and pro rata FFO of equity investments for the year ended December 31, 2021 include a realized gain of approximately $3 million related to equity securities held by one of our unconsolidated partnerships, Fifth Wall Ventures, L.P. Unrealized gains of our unconsolidated investments are not recognized in our EBITDAre, Adjusted EBITDAre, NAREIT FFO or Adjusted FFO until they have been realized by the unconsolidated partnership.

HOST HOTELS & RESORTS, INC.

Reconciliation of Diluted Earnings (Loss) per Common Share to

NAREIT and Adjusted Funds From Operations per Diluted Share (1)

(unaudited, in millions, except per share amounts)

	Quarter ended December 31,		Year ended December 31,
	2022	2021	2022	2021
Net income (loss)	$149	$323	$643	$(11)
Less: Net income attributable to non-controlling interests	(2)	(3)	(10)	—
Net income (loss) attributable to Host Inc.	147	320	633	(11)
Adjustments:
(Gain) loss on dispositions⁽²⁾	2	(303)	(16)	(303)
Tax on dispositions	—	(4)	—	(4)
Gain on property insurance settlement	—	—	(6)	—
Depreciation and amortization	166	165	663	669
Non-cash impairment expense	—	—	—	92
Equity investment adjustments:
Equity in (earnings) losses of affiliates	—	5	(3)	(31)
Pro rata FFO of equity investments⁽³⁾	4	2	25	18
Consolidated partnership adjustments:
FFO adjustment for non-controlling partnerships	—	—	(1)	(1)
FFO adjustments for non-controlling interests of Host L.P.	(3)	1	(9)	(5)
NAREIT FFO	316	186	1,286	424
Adjustments to NAREIT FFO:
Loss on debt extinguishment	—	23	—	23
Severance expense (reversal) at hotel properties	—	(5)	—	(10)
Adjusted FFO	$316	$204	$1,286	$437

For calculation on a per share basis:⁽⁴⁾

Diluted weighted average shares outstanding - EPS	717.7	716.1	717.5	710.3
Assuming issuance of common shares granted under the comprehensive stock plans	—	—	—	2.0
Diluted weighted average shares outstanding - NAREIT FFO and Adjusted FFO	717.7	716.1	717.5	712.3
Diluted earnings (loss) per common share	$0.20	$0.45	$0.88	$(0.02)
NAREIT FFO per diluted share	$0.44	$0.26	$1.79	$0.60
Adjusted FFO per diluted share	$0.44	$0.29	$1.79	$0.61

___________

(1-3) Refer to corresponding footnote on the Reconciliation of Net Income (Loss) to EBITDA, EBITDAre and Adjusted EBITDAre.

(4)
Diluted earnings (loss) per common share, NAREIT FFO per diluted share and Adjusted FFO per diluted share are adjusted for the effects of dilutive securities. Dilutive securities may include shares granted under comprehensive stock plans, preferred OP units held by non-controlling partners and other non-controlling interests that have the option to convert their limited partnership interests to common OP units. No effect is shown for securities if they are anti-dilutive.

HOST HOTELS & RESORTS, INC.

Reconciliation of Net Income to

EBITDA, EBITDAre and Adjusted EBITDAre and Diluted Earnings per Common Share to

NAREIT and Adjusted Funds From Operations per Diluted Share for Full Year 2023 Forecasts (1)

(unaudited, in millions)

	Full Year 2023
	Low-end of range	High-end of range
Net income	$489	$652
Interest expense	193	193
Depreciation and amortization	675	675
Income taxes	11	13
EBITDA	1,368	1,533
Equity investment adjustments:
Equity in earnings of affiliates	(26)	(30)
Pro rata EBITDAre of equity investments	45	49
EBITDAre	1,387	1,552
Adjustments to EBITDAre:
Gain on property insurance settlement⁽²⁾	(7)	(7)
Adjusted EBITDAre	$1,380	$1,545

	Full Year 2023
	Low-end of range	High-end of range
Net income	$489	$652
Less: Net income attributable to non-controlling interests	(8)	(10)
Net income attributable to Host Inc.	481	642
Adjustments:
Gain on property insurance settlement⁽²⁾	(7)	(7)
Depreciation and amortization	674	674
Equity investment adjustments:
Equity in earnings of affiliates	(26)	(30)
Pro rata FFO of equity investments	33	37
Consolidated partnership adjustments:
FFO adjustment for non-controlling partnerships	(1)	(1)
FFO adjustment for non-controlling interests of Host LP	(9)	(9)
NAREIT FFO	1,145	1,306
Adjustments to NAREIT FFO:
Loss on extinguishment of debt	4	4
Adjusted FFO	$1,149	$1,310

Diluted weighted average shares outstanding - EPS, NAREIT FFO and Adjusted FFO	717.0	717.0
Diluted earnings per common share	$0.67	$0.90
NAREIT FFO per diluted share	$1.60	$1.82
Adjusted FFO per diluted share	$1.60	$1.83

___________

(1)
The Forecasts are based on the below assumptions:
•
Comparable Hotel RevPAR will increase 2.0% to 8.0% compared to 2022 for the low and high end of the forecast range.
•
Comparable Hotel EBITDA margins will decrease 360 to 210 basis points compared to 2022 for the low and high ends of the forecasted Comparable Hotel RevPAR range, respectively.
•
We expect to spend approximately $600 million to $725 million on capital expenditures.
•
Assumes no acquisitions or dispositions during the year.
•
The Ritz-Carlton, Naples will remain closed due to Hurricane Ian for the first and second quarter.

For a discussion of items that may affect forecast results, see the Notes to Financial Information.

(2)
The insurance gain relates to proceeds received in 2023 related to prior year insurance claims. 2023 Forecasts do not include any gains related to Hurricane Ian at this time, as timing of any recognition is uncertain.

HOST HOTELS & RESORTS, INC.

Schedule of Comparable Hotel Results for Full Year 2023 Forecasts (1)

(unaudited, in millions)

	Full Year 2023
	Low-end of range	High-end of range
Operating profit margin (2)	12.1%	14.5%
Comparable Hotel EBITDA margin (2)	28.2%	29.7%

Net income	$489	$652
Depreciation and amortization	675	675
Interest expense	193	193
Provision for income taxes	11	13
Gain on sale of property and corporate level income/expense	14	9
Non-Comparable Hotel Results, net (3)	(10)	(12)
Comparable Hotel EBITDA (1)	$1,372	$1,530

___________

(1)
See "Reconciliation of Net Income to EBITDA, EBITDAre and Adjusted EBITDAre and Diluted Earnings per Common Share to NAREIT and Adjusted Funds From Operations per Diluted Share for Full Year 2023 Forecasts" for other forecast assumptions. Forecast comparable hotel results include 76 hotels (of our 78 hotels owned at December 31, 2022) that we have assumed will be classified as comparable as of December 31, 2023. See “Comparable Hotel Results Definition for Periods Starting on or After January 1, 2023” in the Notes to Financial Information. No assurances can be made as to the hotels that will be in the comparable hotel set for 2023.
(2)
Profit margins are calculated by dividing the applicable operating profit by the related revenue amount. GAAP profit margins are calculated using amounts presented in the unaudited condensed consolidated statements of operations. Comparable Hotel margins are calculated using amounts presented in the following tables, which include reconciliations to the applicable GAAP results:

	Low-end of range				High-end of range
		Adjustments				Adjustments
	GAAP Results	Non-Comparable Hotel Results, net	Depreciation and corporate level items	Comparable Hotel Results	GAAP Results	Non-Comparable Hotel Results, net	Depreciation and corporate level items	Comparable Hotel Results
Revenues
Rooms	$3,071	$(59)	$—	$3,012	$3,251	$(61)	$—	$3,190
Food and beverage	1,464	(48)	—	1,416	1,551	(49)	—	1,502
Other	442	(11)	—	431	463	(12)	—	451
Total revenues	4,977	(118)	—	4,859	5,265	(122)	—	5,143
Expenses
Hotel expenses	3,595	(108)	—	3,487	3,723	(110)	—	3,613
Depreciation and amortization	675	—	(675)	—	675	—	(675)	—
Corporate and other expenses	111	—	(111)	—	111	—	(111)	—
Gain on insurance and business interruption settlements⁽⁴⁾	(7)	—	7	—	(7)	—	7	—
Total expenses	4,374	(108)	(779)	3,487	4,502	(110)	(779)	3,613
Operating Profit - Comparable Hotel EBITDA	$603	$(10)	$779	$1,372	$763	$(12)	$779	$1,530

(3)
Non-comparable hotel results, net, includes the following items: (i) the results of operations of our non-comparable hotels, which operations are included in our consolidated statements of operations as continuing operations, and (ii) gains on business interruption proceeds relating to events that occurred while the hotels were classified as non-comparable.  The following hotels are expected to be non-comparable for full year 2023:
•
Hyatt Regency Coconut Point Resort & Spa (business disruption due to Hurricane Ian beginning in September 2022, closed until November 2022); and
•
The Ritz-Carlton, Naples (business disruption due to Hurricane Ian beginning in September 2022, remains closed).
(4)
The insurance gain relates to proceeds received in 2023 related to prior year insurance claims. 2023 Forecasts do not include any gains related to Hurricane Ian at this time, as timing of any recognition is uncertain.

HOST HOTELS & RESORTS, INC.

Notes to Financial Information

Forecasts

Our forecast of net income, earnings per diluted share, NAREIT and Adjusted FFO per diluted share, EBITDA, EBITDAre, Adjusted EBITDAre and Comparable Hotel results are forward-looking statements and are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors which may cause actual results and performance to differ materially from those expressed or implied by these forecasts. Although we believe the expectations reflected in the forecasts are based upon reasonable assumptions, we can give no assurance that the expectations will be attained or that the results will not be materially different. Risks that may affect these assumptions and forecasts include the following: potential changes in overall economic outlook make it inherently difficult to forecast the level of RevPAR; the amount and timing of debt payments may change significantly based on market conditions, which will directly affect the level of interest expense and net income; the amount and timing of transactions involving shares of our common stock may change based on market conditions; and other risks and uncertainties associated with our business described herein and in our annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K filed with the SEC.

All Owned Hotel Operating Statistics and Results

To facilitate a quarter-to-quarter comparison of our operations, we typically present certain operating statistics (i.e., Total RevPAR, RevPAR, average daily rate and average occupancy) and operating results (revenues, expenses, hotel EBITDA and associated margins) for the periods included in this presentation on a comparable hotel basis in order to enable our investors to better evaluate our operating performance (discussed in “Hotel Property Level Operating Results” below). However, due to the COVID-19 pandemic and its effects on operations, there is little comparability between periods. For this reason, we temporarily suspended our comparable hotel presentation and instead present hotel operating results for all consolidated hotels and, to facilitate comparisons between periods, we are presenting results, referred to as "All Owned Hotel", which include the following adjustments: (1) operating results are presented for all consolidated hotels owned as of December 31, 2022, but do not include the results of operations for properties sold or held-for-sale as of the reporting date; and (2) operating results for acquisitions as of December 31, 2022 are reflected for full calendar years, to include results for periods prior to our ownership. For these hotels, since the year-over-year comparison includes periods prior to our ownership, the changes will not necessarily correspond to changes in our actual results.

Comparable Hotel Results Definition for Periods Starting on or After January 1, 2023

For periods starting on or after January 1, 2023, the Company will cease presentation of All Owned Hotel results and return to a comparable hotel presentation for its hotel level results. Management believes this will provide investors with a better understanding of underlying growth trends for the Company’s current portfolio, without impact from properties that experienced closures due to renovations or property damage sustained.

To facilitate a year-to-year comparison of our operations, we will present certain operating statistics (i.e., Total RevPAR, RevPAR, average daily rate and average occupancy) and operating results (revenues, expenses, hotel EBITDA and associated margins) for the periods included in our reports on a comparable hotel basis in order to enable our investors to better evaluate our operating performance. We define our comparable hotels as those that: (i) are owned or leased by us as of the reporting date and are not classified as held-for-sale; and (ii) have not sustained substantial property damage or business interruption, or undergone large-scale capital projects requiring closures lasting one month or longer (as further defined below) during the reporting periods being compared.

We make adjustments to include recent acquisitions to include results for periods prior to our ownership. For these hotels, since the year-over-year comparison includes periods prior to our ownership, the changes will not necessarily correspond to changes in our actual results. Additionally, hotels that we sell are excluded from the comparable hotel set once the transaction has closed or the hotel is classified as held-for-sale.

The hotel business is capital-intensive and renovations are a regular part of the business. Generally, hotels under renovation remain comparable hotels. A large scale capital project would cause a hotel to be excluded from our comparable hotel set if it requires the entire property to be closed to hotel guests for one month or longer.

Similarly, hotels are excluded from our comparable hotel set from the date that they sustain substantial property damage or business interruption if it requires the property to be closed to hotel guests for one month or longer. In each case, these hotels are returned to the comparable hotel set when the operations of the hotel have been included in our consolidated results for one full calendar year after the hotel has reopened. Often, related to events that cause property damage and the closure of a hotel, we will collect business interruption insurance proceeds for the near-term loss of business. These proceeds are included in gain on property insurance and business interruption settlements on our consolidated statements of operations. Business interruption insurance gains related to a hotel that was excluded from our comparable hotel set also will be excluded from the comparable hotel results.

The following hotels are expected to be excluded from the comparable hotel set for the year ended December 31, 2023, due to closure of the property:

•
Hyatt Regency Coconut Point Resort & Spa (business disruption due to Hurricane Ian beginning in September 2022, closed until November 2022); and
•
The Ritz-Carlton, Naples (business disruption due to Hurricane Ian beginning in September 2022, remains closed).

HOST HOTELS & RESORTS, INC.

Notes to Financial Information (cont.)

Foreign Currency Translation

Operating results denominated in foreign currencies are translated using the prevailing exchange rates on the date of the transaction, or monthly based on the weighted average exchange rate for the period. Therefore, hotel statistics and results for non-U.S. properties include the effect of currency fluctuations, consistent with our financial statement presentation.

Non-GAAP Financial Measures

Included in this press release are certain “non-GAAP financial measures,” which are measures of our historical or future financial performance that are not calculated and presented in accordance with GAAP, within the meaning of applicable SEC rules. They are as follows: (i) FFO and FFO per diluted share (both NAREIT and Adjusted), (ii) EBITDA, (iii) EBITDAre and Adjusted EBITDAre, and (iv) All Owned Hotel Operating Statistics and Results. The following discussion defines these measures and presents why we believe they are useful supplemental measures of our performance.

NAREIT FFO and NAREIT FFO per Diluted Share

We present NAREIT FFO and NAREIT FFO per diluted share as non-GAAP measures of our performance in addition to our earnings per share (calculated in accordance with GAAP). We calculate NAREIT FFO per diluted share as our NAREIT FFO (defined as set forth below) for a given operating period, as adjusted for the effect of dilutive securities, divided by the number of fully diluted shares outstanding during such period, in accordance with NAREIT guidelines. Effective January 1, 2019, we adopted NAREIT’s definition of FFO included in NAREIT’s Funds From Operations White Paper – 2018 Restatement. NAREIT defines FFO as net income (calculated in accordance with GAAP) excluding depreciation and amortization related to real estate, gains and losses from the sale of certain real estate assets, gains and losses from change in control, impairment expense of certain real estate assets and investments and adjustments for consolidated partially-owned entities and unconsolidated affiliates. Adjustments for consolidated partially-owned entities and unconsolidated affiliates are calculated to reflect our pro rata share of the FFO of those entities on the same basis.

We believe that NAREIT FFO per diluted share is a useful supplemental measure of our operating performance and that the presentation of NAREIT FFO per diluted share, when combined with the primary GAAP presentation of earnings per share, provides beneficial information to investors. By excluding the effect of real estate depreciation, amortization, impairment expense and gains and losses from sales of depreciable real estate, all of which are based on historical cost accounting and which may be of lesser significance in evaluating current performance, we believe that such measures can facilitate comparisons of operating performance between periods and with other REITs, even though NAREIT FFO per diluted share does not represent an amount that accrues directly to holders of our common stock. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. As noted by NAREIT in its Funds From Operations White Paper – 2018 Restatement, the primary purpose for including FFO as a supplemental measure of operating performance of a REIT is to address the artificial nature of historical cost depreciation and amortization of real estate and real estate-related assets mandated by GAAP. For these reasons, NAREIT adopted the FFO metric in order to promote a uniform industry-wide measure of REIT operating performance.

Adjusted FFO per Diluted Share

We also present Adjusted FFO per diluted share when evaluating our performance because management believes that the exclusion of certain additional items described below provides useful supplemental information to investors regarding our ongoing operating performance. Management historically has made the adjustments detailed below in evaluating our performance, in our annual budget process and for our compensation programs. We believe that the presentation of Adjusted FFO per diluted share, when combined with both the primary GAAP presentation of diluted earnings per share and FFO per diluted share as defined by NAREIT, provides useful supplemental information that is beneficial to an investor’s understanding of our operating performance. We adjust NAREIT FFO per diluted share for the following items, which may occur in any period, and refer to this measure as Adjusted FFO per diluted share:

•
Gains and Losses on the Extinguishment of Debt – We exclude the effect of finance charges and premiums associated with the extinguishment of debt, including the acceleration of the write-off of deferred financing costs from the original issuance of the debt being redeemed or retired and incremental interest expense incurred during the refinancing period. We also exclude the gains on debt repurchases and the original issuance costs associated with the retirement of preferred stock. We believe that these items are not reflective of our ongoing finance costs.
•
Acquisition Costs – Under GAAP, costs associated with completed property acquisitions that are considered business combinations are expensed in the year incurred. We exclude the effect of these costs because we believe they are not reflective of the ongoing performance of the Company.
•
Litigation Gains and Losses – We exclude the effect of gains or losses associated with litigation recorded under GAAP that we consider outside the ordinary course of business. We believe that including these items is not consistent with our ongoing operating performance.
•
Severance Expense –In certain circumstances, we will add back hotel-level severance expenses when we do not believe that such expenses are reflective of the ongoing operation of our properties. Situations that would result in a severance add-back include, but are not limited to, (i) costs incurred as part of a broad-based reconfiguration of the operating model with the specific hotel operator for a portfolio of hotels and (ii) costs incurred at a specific hotel due to a broad-based and significant

HOST HOTELS & RESORTS, INC.

Notes to Financial Information (cont.)

reconfiguration of a hotel and/or its workforce. We do not add back corporate-level severance costs or severance costs at an individual hotel that we consider to be incurred in the normal course of business.

In unusual circumstances, we also may adjust NAREIT FFO for gains or losses that management believes are not representative of the Company’s current operating performance. For example, in 2017, as a result of the reduction of the U.S. federal corporate income tax rate from 35% to 21% by the Tax Cuts and Jobs Act, we remeasured our domestic deferred tax assets as of December 31, 2017 and recorded a one-time adjustment to reduce our deferred tax assets and to increase the provision for income taxes by approximately $11 million. We do not consider this adjustment to be reflective of our on-going operating performance and, therefore, we excluded this item from Adjusted FFO.

EBITDA

Earnings before Interest Expense, Income Taxes, Depreciation and Amortization (“EBITDA”) is a commonly used measure of performance in many industries. Management believes EBITDA provides useful information to investors regarding our results of operations because it helps us and our investors evaluate the ongoing operating performance of our properties after removing the impact of the Company’s capital structure (primarily interest expense) and its asset base (primarily depreciation and amortization). Management also believes the use of EBITDA facilitates comparisons between us and other lodging REITs, hotel owners that are not REITs and other capital-intensive companies. Management uses EBITDA to evaluate property-level results and as one measure in determining the value of acquisitions and dispositions and, like FFO and Adjusted FFO per diluted share, it is widely used by management in the annual budget process and for our compensation programs.

EBITDAre and Adjusted EBITDAre

We present EBITDAre in accordance with NAREIT guidelines, as defined in its September 2017 white paper “Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate,” to provide an additional performance measure to facilitate the evaluation and comparison of the Company’s results with other REITs. NAREIT defines EBITDAre as net income (calculated in accordance with GAAP) excluding interest expense, income tax, depreciation and amortization, gains or losses on disposition of depreciated property (including gains or losses on change of control), impairment expense of depreciated property and of investments in unconsolidated affiliates caused by a decrease in value of depreciated property in the affiliate, and adjustments to reflect the entity’s pro rata share of EBITDAre of unconsolidated affiliates.

We make additional adjustments to EBITDAre when evaluating our performance because we believe that the exclusion of certain additional items described below provides useful supplemental information to investors regarding our ongoing operating performance. We believe that the presentation of Adjusted EBITDAre, when combined with the primary GAAP presentation of net income, is beneficial to an investor’s understanding of our operating performance. Adjusted EBITDAre also is similar to the measure used to calculate certain credit ratios for our credit facility and senior notes. We adjust EBITDAre for the following items, which may occur in any period, and refer to this measure as Adjusted EBITDAre:

•
Property Insurance Gains – We exclude the effect of property insurance gains reflected in our consolidated statements of operations because we believe that including them in Adjusted EBITDAre is not consistent with reflecting the ongoing performance of our assets. In addition, property insurance gains could be less important to investors given that the depreciated asset book value written off in connection with the calculation of the property insurance gain often does not reflect the market value of real estate assets.
•
Acquisition Costs – Under GAAP, costs associated with completed property acquisitions that are considered business combinations are expensed in the year incurred. We exclude the effect of these costs because we believe they are not reflective of the ongoing performance of the Company.
•
Litigation Gains and Losses – We exclude the effect of gains or losses associated with litigation recorded under GAAP that we consider outside the ordinary course of business. We believe that including these items is not consistent with our ongoing operating performance.
•
Severance Expense – In certain circumstances, we will add back hotel-level severance expenses when we do not believe that such expenses are reflective of the ongoing operation of our properties. Situations that would result in a severance add-back include, but are not limited to, (i) costs incurred as part of a broad-based reconfiguration of the operating model with the specific hotel operator for a portfolio of hotels and (ii) costs incurred at a specific hotel due to a broad-based and significant reconfiguration of a hotel and/or its workforce. We do not add back corporate-level severance costs or severance costs at an individual hotel that we consider to be incurred in the normal course of business.

In unusual circumstances, we also may adjust EBITDAre for gains or losses that management believes are not representative of the Company’s current operating performance. The last adjustment of this nature was a 2013 exclusion of a gain from an eminent domain claim.

Limitations on the Use of NAREIT FFO per Diluted Share, Adjusted FFO per Diluted Share, EBITDA, EBITDAre and Adjusted EBITDAre

We calculate EBITDAre and NAREIT FFO per diluted share in accordance with standards established by NAREIT, which may not be comparable to measures calculated by other companies that do not use the NAREIT definition of EBITDAre and FFO or do not calculate

HOST HOTELS & RESORTS, INC.

Notes to Financial Information (cont.)

FFO per diluted share in accordance with NAREIT guidance. In addition, although EBITDAre and FFO per diluted share are useful measures when comparing our results to other REITs, they may not be helpful to investors when comparing us to non-REITs. We also calculate Adjusted FFO per diluted share and Adjusted EBITDAre, which are not in accordance with NAREIT guidance and may not be comparable to measures calculated by other REITs or by other companies. This information should not be considered as an alternative to net income, operating profit, cash from operations or any other operating performance measure calculated in accordance with GAAP. Cash expenditures for various long-term assets (such as renewal and replacement capital expenditures), interest expense (for EBITDA, EBITDAre and Adjusted EBITDAre purposes only), severance expense related to significant property-level reconfiguration and other items have been, and will be, made and are not reflected in the EBITDA, EBITDAre, Adjusted EBITDAre, NAREIT FFO per diluted share and Adjusted FFO per diluted share presentations. Management compensates for these limitations by separately considering the impact of these excluded items to the extent they are material to operating decisions or assessments of our operating performance. Our consolidated statements of operations and consolidated statements of cash flows in the Company’s annual report on Form 10-K and quarterly reports on Form 10-Q include interest expense, capital expenditures, and other excluded items, all of which should be considered when evaluating our performance, as well as the usefulness of our non-GAAP financial measures. Additionally, NAREIT FFO per diluted share, Adjusted FFO per diluted share, EBITDA, EBITDAre and Adjusted EBITDAre should not be considered as a measure of our liquidity or indicative of funds available to fund our cash needs, including our ability to make cash distributions. In addition, NAREIT FFO per diluted share and Adjusted FFO per diluted share do not measure, and should not be used as a measure of, amounts that accrue directly to stockholders’ benefit.

Similarly, EBITDAre, Adjusted EBITDAre, NAREIT FFO and Adjusted FFO per diluted share include adjustments for the pro rata share of our equity investments and NAREIT FFO and Adjusted FFO per diluted share include adjustments for the pro rata share of non-controlling partners in consolidated partnerships. Our equity investments consist of interests ranging from 11% to 67% in eight domestic and international partnerships that own a total of 23 properties and a vacation ownership development. Due to the voting rights of the outside owners, we do not control and, therefore, do not consolidate these entities. The non-controlling partners in consolidated partnerships primarily consist of the approximate 1% interest in Host LP held by outside partners, and a 15% interest held by outside partners in a partnership owning one hotel for which we do control the entity and, therefore, consolidate its operations. These pro rata results for NAREIT FFO and Adjusted FFO per diluted share, EBITDAre and Adjusted EBITDAre were calculated as set forth in the definitions above. Readers should be cautioned that the pro rata results presented in these measures for consolidated partnerships (for NAREIT FFO and Adjusted FFO per diluted share) and equity investments may not accurately depict the legal and economic implications of our investments in these entities.

Hotel Property Level Operating Results

We present certain operating results for our hotels, such as hotel revenues, expenses, food and beverage profit, and EBITDA (and the related margins), on a hotel-level basis as supplemental information for our investors. Our hotel results reflect the operating results of our hotels as discussed in “All Owned Hotel Operating Statistics and Results” above. We present All Owned Hotel and Comparable Hotel EBITDA to help us and our investors evaluate the ongoing operating performance of our hotels after removing the impact of the Company’s capital structure (primarily interest expense) and its asset base (primarily depreciation and amortization expense). Corporate-level costs and expenses also are removed to arrive at property-level results. We believe these property-level results provide investors with supplemental information about the ongoing operating performance of our hotels. All Owned Hotel results are presented both by location and for the Company’s properties in the aggregate. We eliminate from our hotel level operating results severance costs related to broad-based and significant property-level reconfiguration that is not considered to be within the normal course of business, as we believe this elimination provides useful supplemental information that is beneficial to an investor’s understanding of our ongoing operating performance. We also eliminate depreciation and amortization expense because, even though depreciation and amortization expense are property-level expenses, these non-cash expenses, which are based on historical cost accounting for real estate assets, implicitly assume that the value of real estate assets diminishes predictably over time. As noted earlier, because real estate values historically have risen or fallen with market conditions, many real estate industry investors have considered presentation of historical cost accounting for operating results to be insufficient.

Because of the elimination of corporate-level costs and expenses, gains or losses on disposition, certain severance expenses and depreciation and amortization expense, the hotel operating results we present do not represent our total revenues, expenses, operating profit or net income and should not be used to evaluate our performance as a whole. Management compensates for these limitations by separately considering the impact of these excluded items to the extent they are material to operating decisions or assessments of our operating performance. Our consolidated statements of operations include such amounts, all of which should be considered by investors when evaluating our performance.

While management believes that presentation of All Owned Hotel and Comparable Hotel results is a supplemental measure that provides useful information in evaluating our ongoing performance, this measure is not used to allocate resources or to assess the operating performance of each of our hotels, as these decisions are based on data for individual hotels and are not based on All Owned Hotel or Comparable Hotel results in the aggregate. For these reasons, we believe All Owned Hotel and Comparable Hotel operating results, when combined with the presentation of GAAP operating profit, revenues and expenses, provide useful information to investors and management.